Exhibit 99.8

Report of the Director and

Financial Statements

for the Year Ended 31 December 2019

for

Property Investors Network Ltd

Property Investors Network Ltd

Contents of the Financial Statements
for the Year Ended 31 December 2019

Property Investors Network Ltd

Company Information

for the Year Ended 31 December 2019

DIRECTOR:	S W H Zutshi

REGISTERED OFFICE:	Quadrant Court Calthorpe Road
Edgbaston
Birmingham
B15 1TH

REGISTERED NUMBER:	08166332 (England and Wales)

AUDITORS:	SKS Audit LLP
3 Sheen Road
Richmond Upon Thames
TW9 1AD

Property Investors Network Ltd

Report of the Director

for the Year Ended 31 December 2019

The director presents his report with the financial statements of the company for the year ended 31 December 2019.

INCORPORATION

The company was incorporated on 2 August 2012 and commenced trading on the same date.

PRINCIPAL ACTIVITY

The principal activity of the company in the year under review was that of management consultancy activities other than financial management.

DIRECTOR

S W H Zutshi held office during the whole of the period from 1 January 2019 to the date of this report.

The director, being eligible, offers himself for election at the forthcoming first Annual General Meeting.

STATEMENT OF DIRECTOR’S RESPONSIBILITIES

The director is responsible for preparing the Report of the Director and the financial statements in accordance with applicable law and regulations.

Company law requires the director to prepare financial statements for each financial year. Under that law the director has elected to prepare the financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law). Under company law the director must not approve the financial statements unless he is satisfied that they give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing these financial statements, the director is required to:

-	select suitable accounting policies and then apply them consistently;

-	make judgements and accounting estimates that are reasonable and prudent;

The director is responsible for keeping adequate accounting records that are sufficient to show and explain the company’s transactions and disclose with reasonable accuracy at any time the financial position of the company and enable him to ensure that the financial statements comply with the Companies Act 2006. He is also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

STATEMENT AS TO DISCLOSURE OF INFORMATION TO AUDITORS

So far as the director is aware, there is no relevant audit information (as defined by Section 418 of the Companies Act 2006) of which the company’s auditors are unaware, and he has taken all the steps that he ought to have taken as a director in order to make himself aware of any relevant audit information and to establish that the company’s auditors are aware of that information.

AUDITORS

The auditors, SKS Audit LLP, will be proposed for re-appointment at the forthcoming Annual General Meeting.

This report has been prepared in accordance with the provisions of Part 15 of the Companies Act 2006 relating to small companies.

ON BEHALF OF THE BOARD:

/s/ Simon Zutshi

S W H Zutshi - Director

21 September 2021

Report of the Independent Auditors to the Members of

Property Investors Network Ltd

Opinion

We have audited the financial statements of Property Investors Network Ltd (the ‘company’) for the year ended 31 December 2019 which comprise the Income Statement, Balance Sheet and Notes to the Financial Statements, including a summary of significant accounting policies. The financial reporting framework that has been applied in their preparation is applicable law and United Kingdom Accounting Standards, including Financial Reporting Standard 102 ‘The Financial Reporting Standard applicable in the UK and Republic of Ireland’ (United Kingdom Generally Accepted Accounting Practice).

In our opinion the financial statements:

-	give a true and fair view of the state of the company’s affairs as at 31 December 2019 and of its loss for the year then ended;
-	have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice; and
-	have been prepared in accordance with the requirements of the Companies Act 2006.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (UK) (ISAs (UK)) and applicable law.

Our responsibilities under those standards are further described in the Auditors’ responsibilities for the audit of the financial statements section of our report. We are independent of the company in accordance with the ethical requirements that are relevant to our audit of the financial statements in the UK, including the FRC’s Ethical Standard, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Conclusions relating to going concern

We have nothing to report in respect of the following matters in relation to which the ISAs (UK) require us to report to you where:

-	the director’s use of the going concern basis of accounting in the preparation of the financial statements is not appropriate; or

-	the director has not disclosed in the financial statements any identified material uncertainties that may cast significant doubt about the company’s ability to continue to adopt the going concern basis of accounting for a period of at least twelve months from the date when the financial statements are authorised for issue.

Other information

The director is responsible for the other information. The other information comprises the information in the Report of the Director, but does not include the financial statements and our Report of the Auditors thereon.

Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether there is a material misstatement in the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Opinions on other matters prescribed by the Companies Act 2006

In our opinion, based on the work undertaken in the course of the audit:

-	the information given in the Report of the Director for the financial year for which the financial statements are prepared is consistent with the financial statements; and

-	the Report of the Director has been prepared in accordance with applicable legal requirements.

Report of the Independent Auditors to the Members of

Property Investors Network Ltd

Matters on which we are required to report by exception

In the light of the knowledge and understanding of the company and its environment obtained in the course of the audit, we have not identified material misstatements in the Report of the Director.

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

-	adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us; or

-	the financial statements are not in agreement with the accounting records and returns; or

-	certain disclosures of director’s remuneration specified by law are not made; or

-	we have not received all the information and explanations we require for our audit; or

-	the director was not entitled to prepare the financial statements in accordance with the small companies regime and take advantage of the small companies’ exemption from the requirement to prepare a Strategic Report or in preparing the Report of the Director.

Responsibilities of director

As explained more fully in the Statement of Director’s Responsibilities set out on page two, the director is responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view, and for such internal control as the director determines necessary to enable the preparation  of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the director is responsible for assessing the company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the director either intends to liquidate the company or to cease operations, or has no realistic alternative but to do so.

Auditors’ responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue a Report of the Auditors that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material  misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

A further description of our responsibilities for the audit of the financial statements is located on the Financial Reporting Council’s website at www.frc.org.uk/auditorsresponsibilities. This description forms part of our Report of the Auditors.

Use of our report

This report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in a Report of the Auditors and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

/s/ SKS Audit LLP

Bobby Bhogal (Senior Statutory Auditor)
for and on behalf of SKS Audit LLP

3 Sheen Road
Richmond Upon Thames
TW9 1AD

21 September 2021

Property Investors Network Ltd

Income Statement

for the Year Ended 31 December 2019

	Notes	£
TURNOVER		607,818
Cost of sales		(243,793)
GROSS PROFIT		364,025
Administrative expenses		(696,261)
OPERATING LOSS	4	(332,236)

Interest payable and similar expenses		(12,201)
LOSS BEFORE TAXATION		(344,437)
Tax on loss		-
LOSS FOR THE FINANCIAL YEAR		(344,437)

The notes form part of these financial statements

Property Investors Network Ltd (Registered number: 08166332)

Balance Sheet

31 December 2019

	Notes	£
FIXED ASSETS
Tangible assets	5	1,268
CURRENT ASSETS
Debtors	6	197,248
Cash at bank and in hand		25,882
		223,130
CREDITORS
Amounts falling due within one year	7	(87,329)
NET CURRENT ASSETS		135,801
TOTAL ASSETS LESS CURRENT
LIABILITIES		137,069
CREDITORS
Amounts falling due after more than one year	8	(94,682)
NET ASSETS		42,387

CAPITAL AND RESERVES
Called up share capital		5
Retained earnings		42,382
		42,387

The financial statements have been prepared in accordance with the provisions applicable to companies subject to the small companies regime.

The financial statements were approved by the director and authorised for issue on 21 September 2021 and were signed by:

/s/ Simon Zutshi
S W H Zutshi - Director

The notes form part of these financial statements

Property Investors Network Ltd

Notes to the Financial Statements

for the Year Ended 31 December 2019

1.	STATUTORY INFORMATION

Property Investors Network Ltd is a private company, limited by shares, registered in England and Wales, The company's registered number and registered office address can be found on the Company Information page.

2.	ACCOUNTING POLICIES

BASIS OF PREPARING THE FINANCIAL STATEMENTS

These financial statements have been prepared in accordance with Financial Reporting Standard 102 "The Financial Reporting Standard applicable in the UK and Republic of Ireland" including the provisions of Section IA "Small Entities" and the Companies Act 2006. The financial statements have been prepared under the historical cost convention.

TURNOVER

Turnover is measured at the fair value of the consideration received or receivable, excluding discounts, rebates, value added tax and other sales taxes.

TANGIBLE FIXED ASSETS

Depreciation is provided at the following annual rates in order to write off the cost less estimated residual value of each asset over its estimated useful life.

Computer equipment              -    33% on reducing balance

TAXATION

Taxation for the year comprises current and deferred tax. Tax is recognised in the Income Statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity.

Current or deferred taxation assets and liabilities are not discounted.

Current tax is recognised at the amount of tax payable using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

DEFERRED TAX

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date.

Timing differences arise from the inclusion of income and expenses in tax assessments in periods different from those in which they are recognised in financial statements. Deferred tax is measured using tax rates and laws that have been enacted or substantively enacted by the year end and that are expected to apply to the reversal of the timing difference.

Unrelieved tax losses and other deferred tax assets are recognised only to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.

HIRE PURCHASE AND LEASING COMMITMENTS

Rentals paid under operating leases are charged to profit or loss on a straight line basis over the period of the lease.

PENSION COSTS AND OTHER POST-RETIREMENT BENEFITS

The company operates a defined contribution pension scheme. Contributions payable to the company's pension scheme are charged to profit or loss in the period to which they relate.

3.	EMPLOYEES AND DIRECTORS

The average number of employees during the year was 2.

Page 7	continued...

Property Investors Network Ltd

Notes to the Financial Statements - continued

for the Year Ended 31 December 2019

4.	OPERATING LOSS

The operating loss is stated after charging:

£
Depreciation - owned assets	625

5.	TANGIBLE FIXED ASSETS

	Fixtures
	and	Computer
	fittings	equipment	Totals
	£	£	£
COST
At 1 January 2019	2,816	-	2,816
Additions	-	1,892	1,892
At 31 December 2019	2,816	1,892	4,708
DEPRECIATION
At 1 January 2019	2,815	-	2,815
Charge for year	-	625	625
At 31 December 2019	2,815	625	3,440
NET BOOK VALUE
At 31 December 2019	1	1,267	1,268
At 31 December 2018	1	-	1

6.	DEBTORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

£
Trade debtors	15,151
Amounts owed by group undertakings	178,994
Other debtors	3,103
197,248

7.	CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

£
Trade creditors	15,657
Corporation tax	16,528
Social security and other tax	446
VAT	26,551
Other creditors	26,647
Accrued expenses	1,500
87,329

8.	CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

£
Other creditors	94,682

Page 8	continued...

Property Investors Network Ltd

Notes to the Financial Statements - continued

for the Year Ended 31 December 2019

9.	RELATED PARTY DISCLOSURES

BG2 Ltd

Director's substantial interest

At the year end the company was owed £50,000 (2019: £50,000) from BG2 Ltd, a company in which Mr Simon Zutshi is a director and shareholder, in respect of a loan provided in earlier periods. No interest was charged on the loan during the year.

£
Amount due from related party at the balance sheet date	50,000

Mastermind Principles Ltd

Director's substantial interest

At the year end the company was owed £128,994 (2019: £696,522) from Mastermind Principles Ltd, a company in which Mr Simon Zutshi  is a director and shareholder, in respect  of a loan provided  in earlier periods. No interest was charged on the loan during the year.

£
Amount due from related party at the balance sheet date	128,994

Property Investors Network Ltd

Trading and Profit and Loss Account
for the Year Ended 31 December 2019

	£	£
Turnover
Sales	297,785
Contracts	69,565
Mastermind Principles Ltd commission	193,600
Other commissions	35,946
Host trainings	10,922
		607,818
Cost of sales
Purchases	57,011
Pin meeting commission	134,033
Prize draws	14,201
Sub contractors	36,846
Workbooks & stationery	1,702
		243,793
GROSS PROFIT		364,025

Expenditure
Wages	48,732
Pensions	1,101
Staff training & welfare	244
Rates and water	12,157
Telephone	342
Post and stationery	5,246
Advertising	11,809
Travelling	3,412
Computer costs	7,500
Sundry expenses	510
Management fees	580,000
Accountancy	2,232
Legal and professional fees	13,616
Donations	30
Depreciation of tangible fixed assets
Computer equipment	625
		687,556
		(323,531)
Finance costs
Bank charges	8,705
Non bank interest on loan	11,498
No description	703
		20,906
NET LOSS		(344,437)

This page does not form part of the statutory financial statements

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